UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 22, 2011

Ener1, Inc.

(Exact name of registrant as specified in its charter)

Florida	001-34050	59-2479377
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1540 Broadway, Suite 40, New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(212) 920-3500

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments.

On June 22, 2011, the Audit Committee of the Board of Directors of Ener1, Inc. (“Ener1”), the Chief Executive Officer and the Chief Financial Officer of Ener1 concluded that a material charge was required under generally accepted accounting principles applicable to Ener1 related to the loans receivable of Think Holdings, AS and accounts receivable of Think Global, AS (“Think Global”) held by Ener1.  The Audit Committee, Chief Executive Officer and Chief Financial Officer made this conclusion based on the announcement by Think Global that, following an extended and ultimately unsuccessful search for long-term financing, it will file bankruptcy proceedings in the Norwegian courts on June 22, 2011.  Ener1 estimates that the amount of the charge is $35.4 million.  This amount is subject to change to the extent that we receive any recovery as a result of the liquidation of Think Global; we presently believe that any such recovery, to the extent it occurs at all, is not likely to be significant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

June 22, 2011	By:	/s/ Charles Gassenheimer
Name: Charles Gassenheimer
Title: Chief Executive Officer